EXHIBIT 10.1

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO U.S. FEDERAL OR STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$__________     ________ THOUSAND DOLLARS                                        __________, 2021

For value received AngioGenex, Inc., a Nevada corporation (the “Company”), promises to pay ______________ or its assigns (“Holder”) the principal sum of $_______together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.

Definitions.  The following definitions shall apply for purposes of this Note.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means all shares of Common Stock issued and outstanding at the applicable time, assuming full conversion or exercise of all then issued and outstanding securities of the Company that are exercisable for or convertible into Common Stock of the Company, plus all shares of Common Stock reserved for issuance upon exercise of stock options or stock awards to be granted in the future under any stock option or equity incentive plan of the Company (including any increase thereto contemplated by the Next Financing), but excluding any securities issued or issuable upon conversion of this Note.

“Conversion Price” means in the case of a Qualified Financing, the lesser of (i) an amount equal to the lowest per-share selling price of Equity Securities sold by the Company in the Qualified Financing for cash, and (ii) quotient obtained by dividing (A) ______________ by (B) the total number of Common Stock Equivalents immediately prior to the closing of the Qualified Financing and conversion of this Note as provided below.

“Equity Securities” shall mean the Company’s Common Stock, or preferred stock or any securities conferring the right to purchase the Company’s Common Stock or preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or preferred stock, except that such defined term shall not include any security (x) granted, issued and/or sold by the Company to any employee, director or

1.

consultant in such capacity or (y) issued upon the conversion or exercise of any option or warrant outstanding as of the date of this Note

“Lost Note Documentation” means documentation satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Sale of the Company” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

2.

Repayment.  All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued interest and thereafter to principal.  Unless this Note has been previously converted in accordance with the terms of Section 4(a) below, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on October 31, 2023 (the “Maturity Date”).

3.

Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 7 % per annum or the maximum rate permissible by law, whichever is less.  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

4.

Conversion; Repayment Upon Sale of the Company.

(a)

Automatic Conversion. In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) for an aggregate gross purchase price paid to the Company of no less than Fifteen Million Dollars ($15,000,000) (excluding the principal amount of and accrued interest or any other amounts owing on this Note converted into Conversion Stock in such sale) on or before the date of the repayment in full of this Note in a private placement or public offering of any Equity Securities (including a firm commitment underwritten public offering (an “IPO”) of Common Stock) (a “Qualified Financing”), then the outstanding principal balance of this Note shall automatically convert in whole without any further action by the Holder into such Equity Securities at the Conversion Price and otherwise on the same terms and conditions as given to the Investors; provided, that if the Qualified Financing is an IPO, the Common Stock issued to the Holder shall be unregistered, restricted securities and shall not be registered on the registration statement in connection with the IPO unless otherwise

2.

agreed upon by the Company and the managing underwriter of such IPO. Any unpaid accrued interest on this Note shall be converted into Equity Securities issued in such Qualified Financing on the same terms as the principal of this Note.  Such conversion shall be deemed to occur under this Section 4(a) as of immediately prior to the closing of the Qualified Financing, without regard to whether Holder has then delivered to the Company this Note (or Lost Note Documentation where applicable) or executed any other documents including, if applicable, the investors’ rights, co-sale, voting or other agreements, required to be executed by the investors purchasing the Equity Securities in the Qualified Financing (the “Qualified Financing Documents”); provided, that, the Holder shall be required to execute the Qualified Financing Documents and, in the case of an IPO, a customary market stand-off agreement.  The Company shall give Holder not less than five (5) calendar days advance notice of the anticipated consummation of a Qualified Financing.

(b)

Voluntary Conversion. If the Note has not been previously converted pursuant to a Qualified Financing then the Holder may elect at its option to convert this Note into shares of Common Stock at a conversion price equal to quotient obtained by dividing (A) $10,000,000.00 by (B) the total number of Common Stock Equivalents as of the date of this Note.

(c)

Sale of the Company. Notwithstanding any provision of this Note to the contrary, in the event that the Company consummates a Sale of the Company prior to the conversion or repayment in full of this Note, (i) the Company will give the Holder at least five (5) calendar days prior written notice of the anticipated closing date of such Sale of the Company, and (ii) at the closing of such Sale of the Company, the Company will pay the Holder an aggregate amount equal to the aggregate amount of principal and interest then outstanding under this Note in full satisfaction of the Company’s obligations under this Note.

(d)

No Fractional Shares. If, after aggregation, the conversion of this Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one share of the class and series of capital stock into which this Note has converted by such fraction as determined in good faith by the Board of Directors of the Company.

5.

Expenses.  In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

6.

Prepayment.  The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder.

7.

Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c) or 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

3.

(a)

The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)

The Company shall default in its performance of any covenant under this Note;

(c)

The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)

An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) calendar days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

8.

Waiver.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9.

Governing Law.  This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

10.

Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

11.

Assignment. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[signature page follows]

4.

AngioGenex, INC.

By: /s/ Michael Strage

Name: Michael Strage

Title: General Counsel

Holder:

_______________________________

Principal Amount of Note: $______

Date of Note: ____________, 2021

[Signature page to Convertible Promissory Note]